Exhibit 10.48

NON-U.S. EMPLOYEES

GCT SEMICONDUCTOR, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of GCT Semiconductor, Inc. (the “Corporation”):

Optionee:

Grant Date:	, 201

Exercise Price:	$ per share

Number of Option Shares:	shares

Expiration Date:	, 202

Type of Option:	Incentive Stock Option Non-Statutory Stock Option

Exercise Schedule: The Option shall become exercisable in a series of installments over the Optionee’s period of Service as follows: (i) the Option shall become exercisable for twenty-five percent (25%) of the Option Shares upon Optionee’s completion of one (1) year of Service measured from the Grant Date, and (ii) the Option shall become exercisable for the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Grant Date. Except as may otherwise be provided in the attached Stock Option Agreement, the Option shall not become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the GCT Semiconductor, Inc. 2011 Incentive Compensation Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of the official prospectus for the Plan attached hereto as Exhibit B. Optionee may obtain additional copies of the prospectus and a copy of the Plan document at any time upon written request to Corporation at its principal offices at 2121 Ringwood Avenue, San Jose, CA 95131.

Employment at Will. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause, subject to applicable law and the terms of any employment agreement between Optionee and the Corporation (or any Parent or Subsidiary employing Optionee).

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the Stock Option Agreement attached as Exhibit A, as applicable.

DATED:                         , 201

GCT SEMICONDUCTOR, INC.

By:
Title:

OPTIONEE

ATTACHMENTS

EXHIBIT A — STOCK OPTION AGREEMENT

EXHIBIT B — PLAN PROSPECTUS

NON-U.S. EMPLOYEES

GCT SEMICONDUCTOR, INC.

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix or, if not defined therein, the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. The term of this option shall commence on the Grant Date and continue in effect until the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.

4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments in accordance with the Exercise Schedule set forth in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5. Cessation of Service. The option term specified in Paragraph 2 above shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Except as otherwise expressly provided in subparagraphs (b) through (f) of this Paragraph 5, should Optionee cease to remain in Service for any reason while this option is outstanding, then Optionee (or other permitted transferee of this option in accordance with Paragraph 3(a)) shall have until the close of business on the last business day coincident with or immediately preceding the expiration of the three (3)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service, but in no event shall this option be exercisable at any time after the close of business on the last business day coincident with or immediately preceding the Expiration Date.

(b) In the event Optionee ceases Service by reason of his or her death while this option is outstanding, then this option may be exercised, for any or all of the Option Shares for which this option is vested and exercisable at the time of Optionee’s cessation of Service, by (i) the personal representative of Optionee’s estate, (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or (iii) the person or persons to whom this option is transferred in accordance with Paragraph 3(a), as the case may be. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option pursuant to this Paragraph 5(b) shall lapse, and this option shall cease to be outstanding, upon the close of business on the last business day coincident with or immediately preceding the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date. Upon the expiration of such limited exercise period, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

(c) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee (or other permitted transferee of this option in accordance with Paragraph 3(a)) shall have until the close of business on the last business day coincident with or immediately preceding the expiration of the twelve (12)-month period measured from the date of such cessation of Service during which to exercise this option for any or all of the Option Shares for which this option is vested and exercisable at the time of such cessation of Service. In no event, however, shall this option be exercisable at any time after the close of business on the last business day coincident with or immediately preceding the Expiration Date.

(d) The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired under this option cannot be effected in compliance with the applicable registration requirements of federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the close of business on the last business day coincident with or immediately preceding the Expiration Date.

(e) Should Optionee’s Service be terminated for Cause, or should Optionee engage in any other conduct, while in Service or following cessation of Service, that is materially detrimental to the business or affairs of the Corporation, as determined in the sole discretion of the Plan Administrator, then this option, whether or not vested and exercisable at the time, shall terminate immediately and cease to be outstanding.

(f) During the limited period of post-Service exercisability provided under this Paragraph 5, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is at the time vested and exercisable. Except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with the Optionee, this option shall not vest or become exercisable for any additional Option Shares, whether pursuant to the normal Exercise Schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 6 below, following Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the close of business on the last business day coincident with or immediately preceding the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

(g) For purposes of this Agreement and notwithstanding anything to the contrary in the Plan or this Agreement, Optionee’s date of cessation of Service shall mean the date on which Optionee ceases active performance of Service. Accordingly, in the event of Optionee’s cessation of Service, Optionee’s right to vest in the Option shall terminate as of, and Optionee’s right to exercise this Option following cessation of Service shall be measured from, the date of Optionee’s cessation of active Service and shall not be extended by any notice period mandated or implied under local law during or for which Optionee receives pay in lieu of notice or severance pay. The Corporation shall have the sole discretion to determine when Optionee is no longer in active Service for purposes of this Agreement, without reference to any other agreement, written or oral, including Optionee’s contract of employment.

6. Change in Control.

(a) Should a Change in Control occur during the Optionee’s period of Service, then this option, to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis if and to the extent: (i) this option is to be assumed by the successor entity (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii) this option is to be replaced with an economically-equivalent substitute equity award or (iii) this option is to be replaced with a cash retention program of the successor entity (or parent thereof) which preserves the spread existing at the time of the Change in Control on any Option Shares for which this option is not otherwise at that time vested and exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for the subsequent vesting and concurrent payout of that spread in accordance with the same Exercise Schedule for those Option Shares set forth in the Grant Notice. Notwithstanding the foregoing, no such cash retention program shall be established for this option (or any other option granted to Optionee under the Plan) to the extent such program would otherwise be deemed to constitute a deferred compensation arrangement subject to the requirements of Code Section 409A and the Treasury Regulations thereunder or otherwise cause this option to constitute such a deferred compensation arrangement.

(b) Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor entity (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to this option would have been converted in consummation of such Change in Control had those shares actually been outstanding at the time. Appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor entity (or parent thereof) may, in connection with the assumption or continuation of this option but subject to the Plan Administrator’s approval prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control, provided such common stock is readily tradable on an established U.S. securities exchange.

(d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Plan Administrator to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and those adjustments shall be final, binding and conclusive upon Optionee and any other person or persons having an interest in the option. In the event of any Change in Control transaction, the adjustment provisions of Paragraph 6(c) above shall be controlling.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Corporation a Notice of Exercise as to the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation, either directly or through an on-line internet transaction with a brokerage firm authorized by the Corporation to effect such option exercises, of the exercise of this option for one or more Option Shares.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation; or

(B) shares of Common Stock otherwise issuable under this option at the time of exercise but withheld to cover the aggregate Exercise Price for the purchase shares, including the withheld shares, and valued for such purpose at Fair Market Value on the Exercise Date; or

(C) shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership in a manner reasonably satisfactory to the Corporation) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of all or a sufficient portion of the purchased shares so that such brokerage firm can remit to the Corporation, on the settlement date, sufficient funds out of the resulting sale proceeds to cover the aggregate Exercise Price payable for all the purchased shares plus all applicable Withholding Taxes and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Corporation in connection with the option exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable Withholding Taxes.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares (either in paper or electronic form), with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. Responsibility for Taxes.

(a) Regardless of any action the Corporation and/or any Parent or Subsidiary employing or retaining Optionee take with respect to any or all Withholding Taxes, Optionee acknowledges that the ultimate liability for all Withholding Taxes legally due by Optionee is and remains Optionee’s responsibility and that the Corporation and/or Optionee’s employer (i) make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, and the subsequent sale of any shares of Common Stock acquired at exercise; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Withholding Taxes.

(b) Prior to the relevant taxable event, Optionee shall pay or make arrangements satisfactory to the Corporation and/or the Optionee’s employer to satisfy all withholding, collection and payment on account obligations of the Corporation and/or Optionee’s employer for Withholding Taxes. In this regard, Optionee authorizes the Corporation and/or Optionee’s employer, at their discretion and pursuant to such procedures as the Corporation may specify from time to time, to satisfy the obligations with regard to all Withholding Taxes legally payable by Optionee by one or a combination of the following:

(i) withholding from any wages or other cash compensation paid to Optionee by the Corporation and/or Optionee’s employer;

(ii) Optionee’s delivery of a check payable to the order of the Corporation in the amount of such Withholding Taxes; or

(iii) withholding from the proceeds of sale of shares of Common Stock acquired upon exercise of the option, including any sale effected through the sale and remittance procedure described in Paragraph 9(a)(ii)(D).

11. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of each Stock Exchange on which the Common Stock is listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6 above, the provisions of this Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the most current address then indicated for Optionee on the Corporation’s employee records or shall be delivered electronically to Optionee through the Corporation’s electronic mail system. All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan. In no event shall the option be exercisable with respect to any of the excess Option Shares unless and until such stockholder approval is obtained.

17. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c) Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year, on the basis of the chronological order in which such options were granted, except to the extent otherwise provided under applicable law or regulation

18. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause, subject to applicable law and the terms of any employment agreement between Optionee and the Corporation (or any Parent or Subsidiary employing Optionee).

19. Plan Prospectus. The official prospectus for the Plan is available on the Corporation’s intranet site at:                         . Optionee may also obtain a printed copy of the prospectus by contacting the Corporation at its principal corporate offices.

20. Optionee Acceptance. Optionee must accept the terms and conditions of this Agreement either electronically through the electronic acceptance procedure established by the Corporation or through a written acceptance delivered to the Corporation in a form satisfactory to the Corporation. In no event shall this option be exercised in the absence of such acceptance.

21. No Entitlement Or Claims For Compensation. In accepting the grant of this option, Optionee acknowledges the following:

(a) The Plan is established voluntarily by the Corporation, the grant of options under the Plan is made at the discretion of the Plan Administrator and the Plan may be modified, amended, suspended or terminated by the Corporation at any time.

(b) The grant of this option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past.

(c) All decisions with respect to future option grants, if any, will be at the sole discretion of the Plan Administrator.

(d) Optionee is voluntarily participating in the Plan.

(e) This option and any Option Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Corporation or any Parent or Subsidiary (including, as applicable, Optionee’s employer) and which are outside the scope of Optionee’s employment contract, if any.

(f) This option and any Option Shares acquired under the Plan are not to be considered part of Optionee’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

(g) This option and any Option Shares subject to the option are not intended to replace any pension rights or compensation.

(h) In the event that Optionee’s employer is not the Corporation, the grant of this option will not be interpreted to form an employment contract or relationship with the Corporation and, furthermore, the grant of this option will not be interpreted to form an employment contract with Optionee’s employer or any Parent or Subsidiary of the Corporation.

(i) The future value of the underlying Option Shares is unknown and cannot be predicted with certainty.

(j) Optionee shall have no rights, claim or entitlement to compensation or damages as a result of Optionee’s cessation of employment for any reason whatsoever (whether or not in breach of contract or local labor law) or notice to terminate employment having been given by either party, insofar as these rights, claim or entitlement arise or may arise from Optionee’s ceasing to have rights under or be entitled to exercise this option as a result of such cessation (or notice) or loss or diminution in value of the option or any of the Option Shares purchased through exercise of the option as a result of such cessation (or notice), and Optionee irrevocably releases his or her employer, the Corporation and its Parent and Subsidiaries, as applicable, from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Optionee shall be deemed to have irrevocably waived his or her entitlement to pursue such rights or claim.

22. Data Privacy.

(a) Optionee hereby explicitly and unambiguously consents to the collection, use, disclosure and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, his or her employer, the Corporation and its Parent and Subsidiaries for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.

(b) Optionee understands that his or her employer, the Corporation and its Parent and Subsidiaries, as applicable, hold certain personal information about him or her regarding Optionee’s employment, the nature and amount of Optionee’s compensation and the fact and conditions of Optionee’s participation in the Plan, including, but not limited to, his or her name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Corporation and its Parent and Subsidiaries, details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the purpose of implementing, administering and managing the Plan (the “Data”).

(c) Optionee understands that the Data may be transferred to the Corporation or any Parent or Subsidiary or any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in his or her country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. Optionee understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the

Plan. Optionee understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Optionee understands, however, that refusing or withdrawing Optionee’s consent may affect his or her ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

23. Securities Law Information for Hong Kong Residents. The Shares to be issued upon exercise of the Option do not constitute a public offer of securities and are available only for employees of the Corporation and a Parent or Subsidiary.

WARNING: The contents of this Agreement, the Plan and other related materials have not been reviewed by any regulatory authority in Hong Kong. Optionee is advised to exercise caution in relation to the option. If Optionee is in any doubt as to the contents of the Agreement or the Plan, Optionee should obtain independent professional advice.

IN WITNESS WHEREOF, GCT Semiconductor, Inc. has caused this Agreement to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

GCT SEMICONDUCTOR, INC.

By:

Title:

NON-U.S. EMPLOYEES

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Cause shall mean Optionee’s commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of this Agreement, to constitute grounds for a termination for Cause.

D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) the closing of a merger, consolidation or other reorganization approved by the Corporation’s stockholders in which a change in ownership or control of the Corporation is effected through the acquisition by any person or group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members),

(ii) the closing of a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or

(iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean shares of the Corporation’s common stock.

G. Corporation shall mean GCT Semiconductor, Inc., a Delaware corporation, and any successor entity to all or substantially all of the assets or voting stock of GCT Semiconductor, Inc. which shall by appropriate action adopt the Plan.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary) subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

K. Exercise Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.

L. Expiration Date shall mean the date specified in the Grant Notice for measuring the maximum term for which the option may remain outstanding.

M. Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N. Family Member shall mean any of the following members of Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

O. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

P. Grant Notice shall mean the Notice of Grant of Stock Option informing Optionee of the basic terms of the option subject to this Agreement.

Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S. Notice of Exercise shall mean the notice of option exercise in the form authorized by the Corporation.

T. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

U. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

V. Parent shall mean a “parent corporation,” whether now existing or hereafter established, as defined in Section 424(e) of the Code.

W. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.

X. Plan shall mean the Corporation’s 2011 Incentive Compensation Plan, as amended and restated from time to time.

Y. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Z. Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Optionee performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Optionee may subsequently continue to perform services for that entity. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence in effect at the time of such leave, no Service credit shall be given for vesting purposes for any period Optionee is on a leave of absence.

AA. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

BB. Subsidiary shall mean a “subsidiary corporation,” whether now existing or hereafter established, as defined in Section 424(f) of the Code.

CC. Withholding Taxes shall mean the federal, state, local and/or foreign income taxes and the employee portion of the federal, state, local and/or foreign employment taxes (including social insurance, payroll tax, contributions, payment on account obligations or other tax-related items) required to be withheld, collected or accounted for by the Corporation or Optionee’s employer in connection with the exercise of the option or any other taxable event relating to the option.

NON-U.S. EMPLOYEES

GCT SEMICONDUCTOR, INC.

RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to the Participant under the Plan.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix A, as applicable.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units. The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on (or within a limited designated period following) the date that unit vests in accordance with the express provisions of this Agreement. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the dates on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the “Award”) shall be as set forth in this Agreement.

AWARD SUMMARY

Award Date:	<Award Date>

Number of Shares Subject to Award:	<# of Shares Awarded> shares of Common Stock (the “Shares”)

Vesting Schedule:	The Shares shall vest in a series of ( ) successive equal annual installments on each of the first ( ) one-year anniversaries of the Award Date upon the Participant’s continuation in Service through each such annual vesting date. Such vesting schedule is hereby designated the “Normal Vesting Schedule” for the Shares. Should any scheduled vesting date under the Normal Vesting Schedule otherwise occur on a date on which the Common Stock is not traded on the Stock Exchange serving as the primary market for the Common Stock, then that vesting date shall instead be deemed to occur on the last day prior to such scheduled vesting date on which the Common Stock is so traded. The Shares shall also be subject to accelerated vesting, in whole or in part, in accordance with the provisions of Paragraph 5 of this Agreement.

Issuance Schedule:	Each Share in which the Participant vests in accordance with the terms of this Agreement shall be issued, subject to the Corporation’s collection of all applicable Withholding Taxes, on the applicable vesting date for that Share or as soon thereafter as administratively practicable, but in no event later than the close of the calendar year in which such vesting date occurs or (if later) the fifteenth day of the third calendar month following such vesting date (the “Issuance Date”). The Shares which vest pursuant to Paragraph 5 of this Agreement shall be issued in accordance with the provisions of such Paragraph. The applicable Withholding Taxes are to be collected pursuant to the procedures set forth in Paragraph 7 of this Agreement.

2. Limited Transferability. Prior to actual receipt of the Shares which vest hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant’s death may be transferred pursuant to the provisions of the Participant’s will or the laws of inheritance.

3. Cessation of Service. Except as otherwise provided in Paragraph 5 below, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units. For purposes of this Agreement and notwithstanding anything to the contrary in the Plan or this Agreement, the Participant’s date of cessation of Service shall mean the date on which the Participant ceases active performance of Service. Accordingly, in the event of the Participant’s cessation of Service, the Participant’s right to vest in the Award shall terminate as of, and the Participant’s right to exercise this Award following cessation of Service shall be measured from, the date of the Participant’s cessation of active Service and shall not be extended by any notice period mandated or implied under local law during or for which the Participant receives pay in lieu of notice or severance pay. The Corporation shall have the sole discretion to determine when the Participant is no longer in active Service for purposes of this Agreement, without reference to any other agreement, written or oral, including the Participant’s contract of employment.

4. Stockholder Rights and Dividend Equivalents.

(a) The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.

(b) Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary, payable in cash or other property (other than shares of Common Stock) be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on the Shares at the time subject to this Award had they been issued and outstanding and entitled to that dividend or distribution. As the Shares subsequently vest hereunder, the phantom dividend equivalents so credited to those Shares in the book account shall also vest, and those vested dividend equivalents shall be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution or in such other form as the Plan Administrator deems appropriate in its sole discretion) concurrently with the issuance of the vested Shares to which those phantom dividend equivalents relate. However, each such distribution shall be subject to the Corporation’s collection of the Withholding Taxes applicable to that distribution. In no event shall any such phantom dividend equivalents vest or become distributable unless the Shares to which they relate vest in accordance with the terms of this Agreement.

5. Change in Control.

(a) Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity (or parent thereof) or otherwise continued in full force and effect or may be replaced with a cash retention program of the successor entity (or parent thereof) which preserves the Fair Market Value of the unvested shares of Common Stock subject to the Award at the time of the Change in Control and provides for the subsequent vesting and concurrent payout of that value in accordance with the same vesting and issuance schedule that would otherwise be in effect for those shares in the absence of such Change in Control. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash retention program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.

(b) In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award shall be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor entity (or parent thereof) may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, but subject to the Plan Administrator’s approval prior to the Change in Control, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided the substituted common stock is readily tradable on an established U.S. securities exchange.

(c) If the Restricted Stock Units subject to this Award at the time of the Change in Control are not assumed or otherwise continued in effect or replaced with a cash retention program in accordance with Paragraph 5(a), then those units shall vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units shall be converted into the right to receive for each such Share the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that

Change in Control, and such consideration shall be distributed to Participant on the effective date of such Change in Control or as soon as administratively practicable thereafter, but such distribution to Participant shall in all events be completed no later than the later of (i) the close of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) of the third (3rd) calendar month following the effective date of that Change in Control. Such distribution ion shall be subject to the Corporation’s collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 7.

(d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable and proportional adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award. The adjustments shall be made in such manner as the Plan Administrator deems appropriate, and in making such equitable and proportional adjustments, the Plan Administrator shall take into account any amounts to be credited to Participant’s book account under Paragraph 4(b) in connection with the transaction. The determination of the Plan Administrator shall be final, binding and conclusive. In the event of a Change in Control, the provisions of Paragraph 5 shall be controlling.

7. Issuance of Shares of Common Stock.

(a) On each applicable Issuance Date for the Shares which vest in accordance with the provisions of this Agreement, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the vested shares of Common Stock to be issued on such date, subject to the Corporation’s collection of the applicable Withholding Taxes.

(b) Until such time as the Corporation provides the Participant with notice to the contrary, the Corporation shall collect the applicable Withholding Taxes through an automatic Share withholding procedure pursuant to which the Corporation will withhold, on the applicable Issuance Date for the Shares that vest under the Award, a portion of those vested Shares with a Fair Market Value (measured as of the applicable tax date for such Shares) equal to the amount of such Withholding Taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates. Participant shall be notified in writing in the event such Share Withholding Method is no longer available.

(c) Should any Shares vest under the Award when the Share Withholding Method is not available, then the Withholding Taxes shall be collected from the Participant through either of the following alternatives:

  - the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such Withholding Taxes, or

  - the use of the proceeds from a next-day sale of the Shares issued to the Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) the Participant makes an irrevocable commitment, on or before the vesting date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

(d) Regardless of any action the Corporation and/or any Parent or Subsidiary employing or retaining the Participant take with respect to any or all Withholding Taxes, Participant acknowledges that the ultimate liability for all Withholding Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Corporation and/or the Participant’s employer (i) make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, and the subsequent sale of any shares of Common Stock acquired at settlement; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Withholding Taxes.

(e) The Corporation shall concurrently, with each issuance of vested Shares in accordance with the foregoing provisions of this Paragraph 7, distribute to the Participant any outstanding phantom dividend equivalents credited with respect to those Shares. The Corporation shall collect the Withholding Taxes with respect to each distribution of phantom dividend equivalents by withholding a portion of that distribution equal to the amount of the applicable Withholding Taxes, with the cash portion of the distribution to be the first portion so withheld, or through such other tax withholding arrangement as the Corporation deems appropriate.

(f) Except as otherwise provided in Paragraph 5 or Paragraph 7(b), the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. No fractional share of Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share of Common Stock.

8. Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of each Stock Exchange on which the Common Stock is listed for trading at the time of such issuance.

9. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most current address then indicated for Participant on the Corporation’s employee records or delivered electronically to Participant through the Corporation’s electronic mail system. All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

10. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

11. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

12. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

13. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause, subject to applicable law and the terms of any employment agreement between Participant and the Corporation (or any Parent or Subsidiary employing Participant).

14. Code Section 409A. It is the intention of the parties that the provisions of this Agreement comply with the requirements of the short-term deferral exception of Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

15. Nature of Grant; No Entitlement; No Claim for Compensation. In accepting the grant of this Award for the number of Shares as specified above, the Participant acknowledges the following:

(a) The Plan is established voluntarily by the Corporation, it is discretionary in nature and may be modified, amended, suspended or terminated by the Corporation at any time.

(b) The grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards, or benefits in lieu of awards, even if awards have been granted repeatedly in the past.

(c) All decisions with respect to future awards, if any, will be at the sole discretion of the Plan Administrator.

(d) The Participant is voluntarily participating in the Plan.

(e) This Award and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Corporation or its Parent or Subsidiaries (including, as applicable, the Participant’s employer) and which are outside the scope of the Participant’s employment contract, if any.

(f) This Award and any Shares acquired under the Plan are not part of the Participant’s normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

(g) This Award and the Shares subject to the Award are not intended to replace any pension rights or compensation.

(h) In the event that the Participant’s employer is not the Corporation, the grant of the Award will not be interpreted to form an employment contract or relationship with the Corporation and, furthermore, the grant of the Award will not be interpreted to form an employment contract with the Participant’s employer or any Parent or Subsidiary.

(i) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Participant vests in the Award and receives Shares, the value of the acquired Shares may increase or decrease. The Participant understands that the Corporation is not responsible for any foreign exchange fluctuation between the United States Dollar and the Participant local currency that may affect the value of the Award or the Shares.

(j) In consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or any of the Shares issuable under the Award from termination of the Participant’s employment by the Corporation or the Participant’s employer, as applicable (and for any reason whatsoever and whether or not in breach of contract or local labor laws) or notice to terminate employment having been given by either party, and the Participant irrevocably releases the Participant’s employer, the Corporation and its Parent and Subsidiaries, as applicable, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed to have irrevocably waived his or her entitlement to pursue such claim.

16. Data Privacy.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, his or her employer, the Corporation and its Parent and Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that his or her employer, the Corporation and its Parent and Subsidiaries, as applicable, hold certain personal information about the Participant regarding his or her employment, the nature and amount of the Participant’s compensation and the fact and conditions of the Participant’s participation in the Plan, including, but not limited to, the Participant’s name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation and its Parent and Subsidiaries, details of all options, awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”).

(c) The Participant understands that the Data may be transferred to the Corporation or any Parent or Subsidiary and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.

17. Securities Law Information for Hong Kong Residents. The Award and the Shares to be issued upon vesting of the Award do not constitute a public offer of securities and are available only for employees of the Corporation or a Parent or Subsidiary.

WARNING: The contents of this Agreement, the Plan and other related materials have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the Award. If the Participant is in any doubt as to the contents of the Agreement or the Plan, the Participant should obtain independent professional advice.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

GCT SEMICONDUCTOR, INC.

By: Dr. Kyeongho Lee

Title: President and Chief Executive Officer

PARTICIPANT

Name: <Participant Name>

Signature: <Signed Electronically>

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Restricted Stock Unit Issuance Agreement.

B. Award shall mean the award of restricted stock units made to the Participant pursuant to the terms of this Agreement.

C. Award Date shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D. Board shall mean the Corporation’s Board of Directors.

E. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) the closing of a merger, consolidation or other reorganization approved by the Corporation’s stockholders in which a change in ownership or control of the Corporation is effected through the acquisition by any person or group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction, directly or indirectly controls, is controlled by or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities (as measured in terms of the power to vote with respect to the election of Board members),

(ii) the closing of a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such

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transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or

(iv) a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

F. Code shall mean the Internal Revenue Code of 1986, as amended.

G. Common Stock shall mean shares of the Corporation’s common stock.

H. Corporation shall mean GCT Semiconductor, Inc., a Delaware corporation, and any successor entity to all or substantially all of the assets or voting stock of GCT Semiconductor, Inc. which shall by appropriate action adopt the Plan.

I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J. Fair Market Value per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading hours (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

K. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

L. Participant shall mean the person to whom the Award is made pursuant to the Agreement.

M. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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N. Plan shall mean the Corporation’s 2011 Incentive Compensation Plan, as amended and restated from time to time.

O. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

P. Service shall mean the Participant’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence in effect at the time of such leave, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

Q. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

R. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S. Withholding Taxes shall mean the federal, state, local and/or foreign income taxes and the employee portion of the federal, state, local and/or foreign employment taxes (including social insurance, payroll tax, contributions or other tax-related items) payment on account obligations required to be withheld, collected or accounted for by the Corporation or the Participant’s employer in connection with the vesting of the Shares, the issuance of the Shares, the payment of the phantom dividend equivalents or any other taxable event relating to the Award.

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